UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2020

Stoke Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38938	47-114582
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Wiggins Ave Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 430-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	STOK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election Of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) To ensure alignment with peer practices, the Compensation Committee periodically reviews the Company’s executive and employee benefits. On August 17, 2020, the Compensation Committee approved certain amendments to the executive employment agreements (the “Amended Agreements”) to be entered into with each of Edward Kaye (the “Kaye Agreement”), Stephen Tulipano (the “Tulipano Agreement”) and Robin Walker (the “Walker Agreement” and each such executive, a “Named Executive Officer”). These Amended Agreements replace and supersede the officers’ current employment agreements.

Pursuant to the Kaye Agreement, the Named Executive Officer shall be entitled to an annual base salary equal to $548,500.00 and will be eligible to receive an annual cash bonus with a target amount equal to 55% of his base salary. If the Named Executive Officer is terminated without Cause (as defined in the Kaye Agreement) or if the Named Executive Officer resigns for Good Reason (as defined in the Kaye Agreement), then in addition to any accrued obligations, the Company (i) shall pay the Named Executive Officer’s base salary for a twelve (12) month period following termination and (ii) shall continue to pay its normal share of cost for health care coverage pursuant to COBRA for twelve (12) months following termination until the date the Named Executive Officer becomes eligible to receive health insurance benefits through another employer.

Pursuant to the Tulipano Agreement, the Named Executive Officer shall be entitled to an annual base salary equal to $395,800.00 and will be eligible to receive an annual cash bonus with a target amount equal to 40% of his base salary.

Pursuant to the Walker Agreement, the Named Executive Officer shall be entitled to an annual base salary equal to $400,000.00 and will be eligible to receive an annual cash bonus with a target amount equal to 40% of her base salary.

In addition, the Tulipano Agreement and the Walker Agreement each provides that if the Named Executive Officer is terminated without Cause (as defined in the Amended Agreements) or if such Named Executive Officer resigns for Good Reason (as defined in the Amended Agreements), then in addition to any accrued obligations, the Company shall pay the Named Executive Officer’s base salary for a nine (9) month period following termination and shall continue to pay its normal share of cost for health care coverage pursuant to COBRA for nine (9) months following termination until the date the Named Executive Officer becomes eligible to receive health insurance benefits through another employer.

The Amended Agreements will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2020, and the foregoing description is qualified by reference to such amendments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STOKE THERAPEUTICS, INC.

Date: August 21, 2020	By:	/s/ Robin A. Walker
Robin A. Walker
Senior Vice President, Chief Legal Officer and Chief Compliance Officer